Exhibit 3.1



DEAN HELLER
SECRETARY OF STATE
206 NORTH CARSON STREET
CARSON CITY, NEVADA 89701-4299
(775) 684 5708

                           ARTICLES OF INCORPORATION
                             (PURSUANT TO NRS 78)


1. NAME OF
   CORPORATION:        FLEURS DE VIE

2. RESIDENT AGENT
   NAME AND STREET     RITA DICKSON
   ADDRESS:            1161 AMBASSADOR DRIVE        RENO        NEVADA     89523

3. SHARES:
          Number of shares                                  Number of shares
          With par value:  150,000,000  Par Value: $0.001   Without par value: 0

4. NAMES &             1.   HAROLD A. YOUNT, JR.
   ADDRESSES,               206 EAST ROOSEVELT         BOERNE        TEXAS 78006
   OF BOARD OF
   DIRECTORS/TRUSTEES:

5. PURPOSE:            The purpose of this Corporation shall be:
(optional-see instructions)                                     ----------------

6. NAMES, ADDRESS
   AND SIGNATURE OF    HAROLD A YOUNT, JR.          /s/ HAROLD A YOUNT, JR.
   INCORPORATOR.       206 EAST ROOSEVELT           BOERNE      TEXAS  78006

7. CERTIFICATE OF    I hereby accept appointment as Resident Agent for the
   APPOINTMENT OF    above named corporation. ACCEPTANCE OF
                     -----------------------------------------------------------
   RESIDENT AGENT:   Authorized Signature of R. A. or On Behalf of R. A. Company

                     ----
                     Date

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                           ARTICLES OF INCORPORATION

                                       OF

                              Fleurs de Vie, Inc.


                                   ARTICLE I.

     The name of the corporation (hereinafter called the "Corporation") is:

                               Fleurs de Vie, Inc.

                                  ARTICLE II.

     The resident agent and registered office of the Corporation within the State of Nevada is Rita S. Dickson, 1161 Ambassador Dr., Reno, Nevada 89523.

                                  ARTICLE III.

     The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

     To engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law.

                                  ARTICLE IV.

     The total number of shares of stock that the Corporation shall have authority to issue is 150,000,000, consisting of 140,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of

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such  class  or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE V.

     The governing Board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director".

     The number of members constituting the first Board of Directors of the Corporation is one (1); and the name and the post office address of each said member is as follows:


NAME                     ADDRESS
----                     -------

Harold A. Yount, Jr.     206 East Roosevelt Avenue, Boerne, TX 78006

     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                  ARTICLE VI.

     No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

                                  ARTICLE VII.

     The name and the post office address of the incorporator signing these Articles of Incorporation are as follows:

        NAME                     ADDRESS

                             206 East Roosevelt
    Harold A. Yount, Jr.     Boerne, TX  78006

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                                 ARTICLE VIII.

     The Corporation shall have perpetual existence.

                                   ARTICLE IX.

     The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                   ARTICLE X.

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation
Law,  as  the  same  may  be  amended  and  supplemented.

                                   ARTICLE XI.

     The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE XII.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                  ARTICLE XIII.

     Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

Signed  this  7th  day  of  March,  2005.
              ---           -----


                         Fleurs  de  Vie,  Inc.


                         By:  /s/  Harold  A.  Yount,  Jr.
                         --------------------------------------
                         Harold  A.  Yount,  Jr.,  Incorporator

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